EXHIBIT 10.27

                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made as of this 4th day of May, 1998 by and between Access Resource Services, Inc., a Delaware corporation ("ARS") and Quintel Entertainment, Inc., a Delaware corporation ("Quintel").

                                   WITNESSETH:

         WHEREAS, ARS has purchased commercial advertising time on three syndicated daytime television talk shows entitled "The Sally Jesse Raphael Show", "The Ricki Lake Show", and "The Montel Williams Show", (collectively, the "Programs").

         WHEREAS, ARS has the ability to include certain designated 800 telephone numbers in the advertising it has purchased on the Programs.

         WHEREAS, Quintel periodically purchases commercial advertising time on various other television programs and has the ability to designate 900 telephone numbers in such advertising.

         WHEREAS, ARS and Quintel wish to exchange the ability to designate certain 800 and 900 telephone numbers in their respective media advertising.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARS and Quintel hereby agree as follows:

         1. ASSIGNMENT OF TELEPHONE NUMBERS BY ARS. ARS hereby agrees that, for the period beginning on the date hereof and ending on July ___, 1998, ARS will include 800 telephone numbers designated solely and exclusively by Quintel (the "Quintel Numbers") in all ARS advertising on the Programs. (The aggregate cost to ARS of all commercials including Quintel Numbers run on each Program is hereinafter referred to as the "ARS Cost"). All costs related to the Quintel Numbers shall be borne solely and exclusively by Quintel. Notwithstanding the foregoing, ARS will not be obligated to included the Quintel Numbers in advertising on the Programs which: (i) has previously been sold in connection with a related sale of advertising time on "The Maury Povich Show"; or (ii) has been allocated to the syndication of the Programs.

         2. PURCHASE OF MEDIA TIME AND TRANSFER OF 900 MINUTES BY QUINTEL.

                  (a) In consideration for ARS, agreement to assign certain Quintel Numbers to advertising on the Programs, Quintel hereby agrees to obtain for ARS, at Quintel's sole cost and expense, 900 telephone number billable minutes (the "900 Minutes"), from the following sources (the "900 Minutes Sources"), in the following priorities: service bureaus handling 800 or 900 telephone number traffic; telemarketing companies; and live psychic operators. Quintel shall instruct the 900 Minutes Sources to utilize 900 telephone numbers designated by ARS in such sources' advertising during the term hereof.

                  (b) {Confidential portion omitted and filed separately with the Commission}

                  (c) ARS will be responsible for all 900 costs, including, but not limited to, transport, billing and collection, redirect, psychic fees and chargebacks.

                  (d) The respective number of minutes allocated by ARS to Quintel and by Quintel to ARS shall be monitored on a weekly basis during the term hereof. To the extent that the number of minutes allocated to each party by the other during any weekly period is unequal, an appropriate adjustment shall be made during the following week to cause such minutes, to the greatest extent possible, to be equal during the term hereof.

         3. FURTHER ASSURANCES. ARS and Quintel hereby agree to execute, acknowledge, obtain and deliver all such further acts, assignments, conveyances, consents, and assurances as may reasonably be required for the consummation of the transactions contemplated by this Agreement.

         4. INTERPRETATION. This Agreement and each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under such law, then such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes any and all agreements, whether oral or written, between the parties with respect to its subject matter. If an action is brought by either party hereto for breach or default of any provision of this Agreement, the prevailing party in such action shall be awarded reasonable attorney's fees and costs in addition to any other relief to which the party may be entitled.

         6. MODIFICATION. This Agreement may not be altered or amended except by written agreement duly executed by all parties hereto.

         7. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         8. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute but one and the same agreement, binding upon all the parties hereto, notwithstanding that all the parties are not signatories to the original of the same counterpart.

         9. HEADINGS. The headings and labels of the paragraphs of this Agreement are inserted solely for the convenience of reference, and in no way define, limit, extend or aid in the construction of the scope, extent or intent of this Agreement or of any term or provision hereof.

         10. WAIVER. The failure of any party to enforce at any time the provisions of this Agreement shall not be construed as a waiver of any provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

         11. TIME IS OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

         12. NO THIRD PARTY BENEFICIARIES. The parties acknowledge and agree that this Agreement creates no rights for or in favor of any person or third party not a party to this Agreement, and that no such person may place any reliance hereon.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


WITNESS/ATTEST:                           ACCESS RESOURCE SERVICES, INC.

                                          BY:
                                              ---------------------------

                                          ITS:
                                              ---------------------------


WITNESS/ATTEST:                           ACCESS RESOURCE SERVICES, INC.

                                          BY: /s/Jeffrey Schwartz
                                              ---------------------------

                                          ITS:     Chairman
                                              ---------------------------


                                              3